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Exhibit 23.2



          Consent of Independent Certified Public Accountants







Alba-Waldensian, Inc.

Valdese, NC North Carolina





We hereby consent to the incorporation by reference in the Registration Statement No. 33-15833 on Form S-8 of our reports dated February 8, 1996, relating to the consolidated financial statements and schedules of Alba-Waldensian, Inc. incorporated by reference and included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.







Greensboro, North Carolina			BDO Seidman, LLP

March 27, 1996